                                                                    Exhibit 99.1
                                                                    ------------








                         L i c e n s e  A g r e e m e n t


                                  b e t w e e n


                      H E L S I N N  H E A L T H  C A R E  SA


                                      a n d


                                MGI Pharma, INC.


                                      f o r


                                  PALONOSETRON

TABLE OF CONTENTS


RECITALS                                                                         Page 4
ARTICLE 1           DEFINITIONS                                                  Page 5
ARTICLE 2           GRANT OF RIGHTS AND COMPETITION                              Page 8
ARTICLE 3           EXCHANGE OF INFORMATION AND IMPROVEMENTS                    Page 12
ARTICLE 4           DEVELOPMENT AND REGISTRATION OF PRODUCTS                    Page 13
ARTICLE 5           POST-REGISTRATION DEVELOPMENT                               Page 17
ARTICLE 6           TRADEMARK OF PRODUCTS                                       Page 18
ARTICLE 7           COMPENSATIONS BY MGI                                        Page 20
ARTICLE 8           MARKETING AND SALE OF PRODUCTS                              Page 25
ARTICLE 9           RECORDS AND REPORTS                                         Page 27
ARTICLE 10          REPRESENTATIONS AND WARRANTIES                              Page 28
ARTICLE 11          LIABILITIES, INDEMNITIES AND INSURANCE                      Page 32
ARTICLE 12          THE PATENTS                                                 Page 36
ARTICLE 13          THE SYNTEX AGREEMENT                                        Page 37
ARTICLE 14          CONFIDENTIALITY                                             Page 38
ARTICLE 15          FORCE MAJEURE                                               Page 39
ARTICLE 16          TERM                                                        Page 40
ARTICLE 17          TERMINATION                                                 Page 40
ARTICLE 18          MISCELLANEOUS                                               Page 43
ARTICLE 19          APPENDICES                                                  Page 45
ARTICLE 20          LAW TO GOVERN AND ARBITRATION                               Page 46
ARTICLE 21          ENTIRETY OF AGREEMENT AND SEVERABILITY                      Page 47

FIRST APPENDIX      LIST OF KNOW-HOW ITEMS                                      Page 49
SECOND APPENDIX     PATENTS                                                     Page 83
THIRD APPENDIX      PRODUCTS                                                    Page 84
FOURTH APPENDIX     DEVELOPMENT CHART                                           Page 85


FIFTH APPENDIX      HHC'S POST-REGISTRATION REGULATORY ACTIVITIES               Page 86

SIXTH APPENDIX      ADVERSE EVENTS REPORTING                                    Page 87
SEVENTH APPENDIX    PRODUCTS RECALL PROCEDURE                                   Page 93

EIGHT APPENDIX      ESCROW AGREEMENT                                            Page 96
NINTH APPENDIX      MGI'S UNIT SALES BASE FORECAST - ANNUAL MINIMUM SALES       Page 109
TENTH APPENDIX      PROMOTION AND MARKETING ACTIVITIES                          Page 111

THIS AGREEMENT (hereinafter called "Agreement") is effective as of this 6th day of April 2001 (hereinafter called "Effective Date"), between HELSINN HEALTHCARE SA, a corporation organized and existing under the law of Switzerland and having its registered office at Via Pian Scairolo, 6912 Pazzallo, Switzerland (hereinafter called "HHC") of the one part, and MGI PHARMA, INC., a corporation organized and existing under the law of the state of Minnesota, United States of America and having its registered office at 6300 West Old Shakopee Road, Suite 110, Bloomington, MN 55438-2318, USA (hereinafter called "MGI"), of the other part.


RECITALS


a. HHC carries on business as a licensing company, product developer and pharmaceutical trader and, in particular for the purpose of this Agreement, has in-licensed from the companies Syntex (U.S.A.) Inc. and F. Hoffmann-La Roche AG by means of a License Agreement dated June 23, 1998 (hereinafter, the "Syntex Agreement") world-wide exclusive rights to certain patents and know-how to make, have made, develop, register, market, distribute and sell, directly or indirectly, the Compound (as hereinafter defined) and pharmaceutical preparations containing said Compound as active pharmaceutical ingredient.

b. MGI carries on business as a pharmaceutical company and, in particular for the purpose of this Agreement, represents that it is a reputable pharmaceutical company, having a size and a position on the market adequate to effectively market, distribute and sell the Products (as hereinafter defined) and that it has the necessary sales force to successfully sell the Products in the Field throughout the Territory (as hereinafter defined).

c. Prior to entering into discussions with HHC, MGI possessed no technology and limited information of its own (including publicly available information) relating to the Compound and/or the Products. The Parties entered on 25th May 2000 into a Secrecy Agreement by means of which HHC disclosed to MGI confidential information and data relating to the Compound and Products.

d. The Parties entered on October 5th, 2000 into a Letter of Intent on which basis they have performed respective appropriate due diligence for the purpose of establishing their interest and willingness to enter into this Agreement, and hereby confirm that (i) each has been provided with full and complete access to such information as they deemed necessary or appropriate to conduct due diligence, and
       (ii) such due diligence has been completed to their full satisfaction.

e. MGI now wishes to acquire the right to act as HHC's licensee and distributor for the Products in the Territory and HHC is willing to so appoint MGI under the terms and conditions hereinafter set forth.

f. The Parties agree that this preamble constitutes an integral part of this Agreement and all capitalized terms used in this preamble shall have the meaning as defined in Article 1 hereafter.


NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, the Parties hereby agree as follows:


ARTICLE 1 - DEFINITIONS

The following terms as used in this Agreement have, unless the context clearly indicates otherwise, the following meanings:

1.1 "Accounting Period" means the quarters ending 31st March, 30th June, 30th September and 31st December in each year throughout the term of this Agreement.

1.2 "Affiliate" means an organization that, whether now or in the future, controls, is controlled by or is under common control with a Party. For the purposes of this definition, the terms "controls," "controlled by," and "under common control with" as used with respect to any Party, means the possession (directly or indirectly) of fifty percent or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise.

1.3    "Compound" means the active pharmaceutical ingredient
       (3aS-2-[(S)-1-Azabicyclo[2.2.2]oct-3-yl]-2,3,3a,4,5,6-hexahydro-1-oxo-1H-
       benz[de]isoquinoline hydrochloride, having the generic name palonosetron hydrochloride (INN) for use in human medicine.

1.4 "FDA" means the U.S. Food and Drug Administration or any successor agency.

1.5    "Field" means the prevention of chemotherapy induced nausea and vomiting
       (CINV) in terms of the Regulatory Authorities approved indication.

1.6 "HHC's Other Distributors" means any distributor and/or licensee appointed by HHC to promote and sell pharmaceutical preparations containing the Compound in any country of the world outside the Territory and outside the Field in the Territory.

1.7 "Improvements" means all improvements, modifications or developments relating to the Field and/or to the Product forms subject of this Agreement, which might improve the quality or improve consumer acceptance and/or patient compliance of the Products. For clarity, except to the extent MGI has exercised its right of first refusal under Article 2.6, "Improvements" shall not include dosage forms other than the intra-venous ("I.V.") formulation as shall be described in the Registration and/or indications other than within the Field.

1.8 "Know-how" means valuable, secret and substantial information regarding the Products in the Field, including but not limited to documentation and information on file with the FDA or other Regulatory Authority in support of the Registration, which may be necessary, useful or advisable to enable MGI to promote, market and sell the Products in the Field in the Territory, as far as controlled by or available to, and not prohibited to be disclosed or licensed by, HHC, all as listed in the First Appendix hereto and as is or will be specified in the documentation which HHC has delivered or will deliver to MGI after execution of this Agreement.

1.9 "Net Sales" means the gross sales in local currencies of all Products sold in the Territory by MGI and/or its Affiliates, including any local Affiliate in Canada, for arm's lenghth sales to any non-Affiliated third party less those normal and customary deductions made under Generally Accepted Accounting Principles to arrive at Product sales. ***






------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

1.10 "Parties" means HHC and MGI and "Party" means either of them as the context indicates.

1.11 "Patent" means (a) the patents and the patent applications licensed or assigned to HHC pursuant to the Syntex Agreement, as listed in the Second Appendix hereto; (b) all patents in the Territory issuing from said applications; (c) any additions, divisions, continuations, continuations-in-part, amendments, amalgamations, reissues and re-examinations of such applications or patents in the Territory; (d) any confirmation, importation and registration patents thereof in the Territory, and (e) any extensions and renewals of all such patents and patent applications in the Territory in whatever legal form and by whatever legal title they are granted.

1.12 "Products" means the pharmaceutical preparations for human use in I.V. dosage form, containing the Compound as an active ingredient in the formulation that will be described in the Registration and such other formulations for which MGI exercises its right of first refusal pursuant to Article 2.6. The current formulation as submitted to the Food and Drug Administration of the United States of America in the IND 39,797 Amendment # 64 and to the Therapeutic Products Programme of Canada in the IND 9427-H0836-21C is described in the Third Appendix hereto.

1.13 "Registration" means any official approval, or authorization by the competent Regulatory Authority of each country in the Territory, which is legally required to lawfully market the Products in the Territory, including, without limitation, any governmental price approval or reimbursement approved under a national health insurance system.

1.14 "Regulatory Authority" means, with regard to the United States of America the United States Food and Drug Administration (FDA) and, with regard to Canada the Therapeutic Products Programme, or any other agency which shall be responsible for the issuance of the Registration throughout the term of this Agreement.

1.15 "Territory" means the United States of America and its possessions and territories (Puerto Rico, United States Virgin Islands), and Canada and its provinces, possessions and territories.

1.16 "Trademark" means the trademark DEDYS(R) or ONICIT(R), which are and shall be HHC's property, or under another trademark to be selected by the Parties, it being understood that HHC shall bear reasonable documented expenses in connection with such selection, and which shall be HHC's property.


ARTICLE 2 - GRANT OF RIGHTS AND COMPETITION

2.1 Subject to all terms and conditions of this Agreement, HHC hereby grants MGI, and MGI hereby accepts, an exclusive, non-transferable and non-assignable (except as provided at Article 2.8 here below with regard to distribution, promotion and sale of the Products in the Field by a local Affiliate of MGI in Canada), royalty-bearing license under the Patents and to use the Know-how, to distribute, promote, market and sell the Products in the Territory for the Field.

       Moreover, subject to all terms and conditions of this Agreement, HHC hereby grants MGI, which hereby accepts, an exclusive, non-transferable and non-assignable (except as provided at Article 2.8 here below with regard to distribution, promotion and sale of the Products in the Field by a local Affiliate of MGI in Canada), royalty-bearing license to affix the Trademark to the Products and to use it in connection with the distribution, promotion, marketing and sale of the Products in the Territory for the Field.

2.2 The exclusivity granted pursuant to this Article 2 means that only MGI may be licensed by HHC to distribute, promote, market and sell the Products in the Territory for the Field.

       ***

2.3 MGI agrees not to knowingly market, ship, distribute, promote, sell or otherwise put into circulation the Products outside the Territory and/or outside the Field and to expressly and consistently inform distributors and/or wholesalers for the Products, by warning letters or





------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       other appropriate and effective means, that the distribution and sale of the Products outside the Territory and/or outside the Field is prohibited and to enforce such prohibition as and when necessary. In the event that MGI enters into any agreements with its distributors and/or wholesalers for the Products, it shall use commercially reasonable efforts to include in any and all said agreements appropriate provisions prohibiting, to the maximum extent permissible under applicable laws and regulations, that the Products are distributed outside the Territory and/or outside the Field, and to enforce such provisions as and when necessary. Moreover, MGI undertakes to pass on to HHC any request for the Products coming to MGI from any party or for sale outside the Territory.

2.4    ***

2.5 MGI acknowledges and agrees that it shall not have the right to manufacture, directly or indirectly, the Compound and/or the Products. In order to maintain at all times the highest quality for the Products and to ensure a scientifically proper and safe exploitation of the licensed Know-how and Patents and in order to maintain and to protect the goodwill of the Trademark, MGI undertakes to purchase all of its Products' requirements exclusively from a source indicated or approved by HHC; provided that such source meets all requirements of applicable Regulatory Authorities and specifications for the Products applicable in the Territory.

2.6 The Parties hereby acknowledge and agree that the development and marketing of an oral formulation of the Compound will be useful for enlarging the market of pharmaceutical preparations containing the Compound in the Field and undertake to discuss in good faith on the timing, costs and any other conditions relevant to the development, registration and marketing of such oral formulation. In addition, HHC shall offer to MGI a first negotiation right for the Territory (or some portion thereof) to distribute, promote, market and sell any new dosage form(s) and/or formulation(s) (other than the I.V. formulation as shall be described in the Registration) of the Products in the Field (i) becoming available to HHC throughout the term of this Agreement and which HHC is free to offer in the Territory (or a portion thereof) or (ii) which development and marketing may be deemed of interest for the Parties or any of them. ***




------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

2.7 MGI acknowledges that there are or there may be different uses or indications of the Products and that the rights and licenses hereby granted by HHC are limited to the Field. HHC retains the right to, and shall be free to exploit at its own discretion into and outside the Territory, any and all uses or indications of the Products outside the Field, in whichever dosage form and/or formulation HHC may deem fit, including but not limited to I.V., and MGI shall have no rights in any respect whatsoever to such uses and/or indications outside the Field, provided that HHC shall not be entitled to use the Trademark or trademarks which are confusingly similar to the Trademark in respect of marketing and sale in the Territory of said uses and/or indications of the Products outside the Field; provided that such exploitation does not conflict with, or otherwise violate the terms and conditions of this Agreement.

2.8 MGI shall not have the right to sublicense or otherwise transfer any of its rights and/or obligations hereunder; provided that MGI shall be entitled to engage co-promotion partners in the United States, subject to HHC's prior approval, not to be unreasonably withheld. Moreover, MGI shall not have the right to sub-contract any of its rights and/or obligations hereunder, provided however that MGI shall be entitled to have the logistics and warehousing activities (excluding however invoicing and billing to customers) relevant to the Products carried out by its Affiliates or by third parties in the Territory. It is understood that MGI shall have the right to have the Products distributed, promoted and sold in Canada by its local Affiliate, whose name and address, and any change thereof, shall be timely notified to HHC.

       MGI undertakes and warrants that its Affiliate in Canada shall strictly comply with MGI's applicable obligations and warranties stated in this Agreement and any breach of such obligations and/or warranties by such Affiliate shall be regarded in all respects and in particular for the purposes of Articles 11 and 17 hereunder, as a breach by MGI. Correspondingly, MGI shall be fully responsible towards HHC for any action and/or omission of its said Affiliate, and shall defend, indemnify and keep HHC wholly free and harmless from any connected claims, damages, liabilities, losses, costs and/or expenses. Moreover, MGI expressly undertakes and warrants that any agreement with respect to the Products between itself and its Affiliate in Canada shall be fully consistent with this Agreement and undertakes to send to HHC, upon HHC's written request, a copy of any said executed agreement (with economic terms redacted) for the purpose of enabling HHC to verify compliance with terms and conditions hereof.

       MGI shall be permitted to disclose to its Affiliate in Canada such Know-how and other relevant information to the extent strictly necessary and appropriate to correctly carry out its obligations hereunder, provided however that any such disclosure shall be made only under a confidentiality agreement, for the benefit of and approved in writing by HHC, having terms at least as restrictive as those provided herein.

2.9 MGI shall not enter into any agreement with third parties with respect to the Compound and/or the Products, except as may be necessary for the purpose of a full and correct exploitation of the Products in accordance with all terms and conditions of this Agreement. Upon HHC's written request, MGI shall send to HHC a copy of any said executed agreement (with economic terms redacted) for the purpose of enabling HHC to verify compliance with terms and conditions hereof. Nothing in this Agreement shall be construed as giving MGI any right to use or otherwise deal with the Know-how, the Patents and/or any other information received hereunder for purposes other than those of distributing, promoting, marketing and selling the Products in the Territory for the Field in accordance with the terms and conditions of this Agreement. In particular, and without limiting the generality of the foregoing, MGI hereby undertakes not to file any application for the Registration of generics of the Products in the Territory or outside the Territory throughout the term of this Agreement.

2.10 MGI shall promptly inform HHC of any misappropriation, or threatened or presumed misappropriation of the Know-how which comes to its attention. HHC will decide on the steps to be taken after having discussed the case with MGI and MGI shall assist, bearing exclusively its own internal costs and HHC bearing MGI's reasonable out-of-pocket costs, HHC in taking legal action, if deemed necessary by HHC, against such misappropriation.

2.11 Each Party shall promptly and fully inform the other if it has a reasonable basis to believe that there have been unauthorized sales of the Products into or outside the Territory, and shall use practical efforts with all such persons to act consistently with the terms and conditions of this Agreement.

2.12 In the event that MGI fails to respect the limitations of the licenses granted under this Article 2 and MGI or its Canadian Affiliate knowingly distributes Products outside the Territory and/or outside the Field, or fails to enforce appropriate prohibitions on such distribution of Products outside the Territory and/or outside the Field by its distributors and/or wholesalers in accordance with Article 2.3 here above, MGI shall be deemed to be in material default, and HHC shall have the right, in its sole discretion, to terminate this Agreement by written notice to MGI, which breach is not cured within a sixty (60) days notice period.


ARTICLE 3 - EXCHANGE OF INFORMATION AND IMPROVEMENTS

3.1 Throughout the term of this Agreement, HHC shall supply MGI in writing and free of charge with any relevant Know-how, in addition to that already supplied at the Effective Date hereof, which may be or become available to HHC and which HHC is free to disclose. Notwithstanding the foregoing, nothing in this Agreement shall require HHC to obtain additional Know-how from third parties.

       In the event that MGI should require technical assistance in connection with its initial sale of the Products in the Territory, HHC will use its commercially reasonable efforts to assist MGI for reasonable periods of time and at times convenient to HHC.

3.2 MGI shall supply HHC in writing or by any other appropriate support, free of charge, with any and all technical and/or scientific information and data relating to the Products and/or the Compound, as soon as they are or become available to MGI throughout the term of this Agreement. MGI shall communicate any such information and data to HHC and MGI shall use such information and data for the purpose of the distribution, promotion and sale of the Products in the Territory for the Field in accordance with the terms and conditions of this Agreement. HHC shall have the right to use such information and data for the purpose of its business and to disclose the same to HHC's Affiliates and to HHC's Other Distributors, which in turn shall have the right to use them for the purpose of the distribution, promotion and sale of pharmaceutical preparations containing the Compound outside the Territory and outside the Field in the Territory.

3.3 MGI's rights hereunder shall include any Improvement carried out by or which may be discovered, developed, invented or acquired by HHC, for use in accordance with the terms and conditions of this Agreement. Any Improvement which may be carried out by or which may be discovered, developed, invented or acquired by MGI, its officers, agents or employees, may be used by MGI for the purpose of the distribution, promotion and sale of the Products in the Territory for the Field in accordance with the terms and conditions of this Agreement and will be promptly disclosed and is hereby automatically licensed free of charge to HHC on an exclusive basis even as to MGI (except for those MGI's activities described here above) and HHC shall have the right to sublicense the above Improvements to HHC's Affiliates and to HHC's Other Distributors for use outside the Territory and outside the Field in the Territory. MGI shall not incur any obligation to any third party which may prohibit or impair its ability to disclose and license Improvements to HHC.

3.4 All Know-how, Improvements and/or other information and data disclosed to MGI hereunder are at all times and shall after expiration or termination of this Agreement for any reason remain HHC's sole and exclusive property.


ARTICLE 4 - DEVELOPMENT AND REGISTRATION OF PRODUCTS

4.1    MGI hereby acknowledges and agrees that

       4.1.1 at the Effective Date of this Agreement the Products are under development by HHC for the purpose of submitting the relevant Registration application to the Regulatory Authorities of the Territory,

       4.1.2 the development of the Products by HHC may be interrupted or discontinued by HHC as set forth in Article 4.2, if said development becomes commercially unreasonable, or the relevant results may be negative or unfavorable,

       4.1.3 the development work presently carried out will not necessarily result in the grant of the Registration of the Products and

       4.1.4 HHC makes no warranty and nothing in this Agreement may or shall be construed as a warranty by HHC that the Products will obtain the Registration or that a

              Product can be developed and registered from the Know-how and MGI shall have no claim against HHC arising out of any delay or refusal by the Regulatory Authorities to issue the Registration in any way whatsoever.

4.2 HHC will use commercially reasonable efforts to complete the development of the Products in accordance with the Development Chart attached as Fourth Appendix hereto and, subject to satisfactory development of the Products and provided that no unforeseeable events occur or additional requests are made by the Regulatory Authorities with respect to the development of the Products described in the Development Chart hereto attached, to file the NDA for the Products in the United States of America not later than ***. ***





------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.3 Applications for the Registration in the Territory shall be filed by HHC in its own name and at its own expenses. HHC shall also pay all administrative fees for the maintenance in force of the Registration throughout the term of this Agreement.

4.4 MGI expressly acknowledges and agrees that HHC is and shall at all times remain the sole and exclusive owner of the Registrations and that ownership of said Registrations and any and all rights, title and interest (including any accompanying goodwill) are, and shall at all times remain, vested in HHC.

4.5 After approval of the NDA for the Products in the United States and compliance by MGI with the provision of Article 7.1.5 hereunder, MGI shall be appointed by HHC as HHC's agent with respect to the NDA for the Products in the Field ("FDA Agent") and shall manage and carry out on behalf of HHC all relevant communications and relations with the FDA. In addition, MGI shall be entitled to participate in all negotiations and discussions between HHC and the FDA regarding any labeling for the Products in the Field and shall perform and carry out all post-Registration activities, requested by the FDA, connected with the NDA for the Products in the Field with the exception of those activities specifically listed in the Fifth Appendix hereto, which shall be performed and carried out by HHC. Nothing in this Agreement precludes HHC from appointing an FDA Agent on different NDAs for products other than the Products (including, without limitation, any new dosage form(s) and/or formulation(s) of the Products in the Field under the terms provided at Article 2.6 hereabove) or for the Products outside the Field or from changing HHC's corporate agent in the United States ("U.S. Agent") at any time.

       All said activities, communications and relations as well as MGI's role of HHC's FDA Agent as described above shall be performed by MGI in close coordination with HHC, directly or through third parties, as the holder of the Registrations. In particular, MGI shall copy within 48 hours and keep HHC fully and promptly informed, throughout the term of this Agreement, of all communications received from the Regulatory Authorities of the Territory concerning the Products and/or the Compound. Without prejudice to full compliance by both Parties with any obligations established by applicable laws and regulations of the Territory with regard to adverse events reporting and any other deadlines set by Regulatory Authorities, any and all communications to Regulatory Authorities relevant to the Compound and/or the Products and connected with the activities described above, shall be sent by MGI only after the relevant contents have been discussed with and approved in writing by HHC, which approval shall be deemed to have been given if HHC does not otherwise respond within ten working days in Switzerland of receipt of such proposed communication; provided however, that MGI shall not be required to obtain such prior approval with respect to those mutually agreed routine administrative communications with the FDA. MGI further undertakes and warrants that it shall at all times strictly comply with any and all laws, rules and regulatory requirements in force in the Territory in connection with the activities, communications and relations contemplated herein.

4.6 MGI shall store and distribute, and shall cause the Products to be stored and distributed according to applicable current Good Manufacturing Practice or any other applicable laws and regulations. MGI shall permit HHC's representatives, during normal business hours and upon three business days advance notice in writing, to inspect those areas of the warehouses of MGI, its Affiliates and distributors where the Products are stored, for the purpose of verifying compliance with applicable laws and regulations as well as with this Agreement.

4.7 If material alterations, modifications or amendments of this Agreement or of the Products are imposed by any Regulatory Authority as prerequisites for the grant or the continuation of the Registration of any of the Products, or if Registration of any of the Products is suspended or withdrawn by any said Regulatory Authority, each Party shall notify the other promptly after receipt of notification from such Regulatory Authority and the Parties shall endeavor to agree upon a reasonable and mutually acceptable resolution thereof. In the event that the Parties are unable to agree upon such a resolution, HHC shall have the right at its sole discretion, upon written notice to MGI, to delete the Product or Products in question from this Agreement or to take any other measure which it reasonably deems necessary or advisable and, if necessary, to terminate this Agreement, in which case the consequences provided for at
       Article 17.6, 17.7 and 17.8 hereunder shall apply, it being understood that in any case, except as expressly provided in Article 11 of this Agreement, HHC shall have no obligation, liability or responsibility whatsoever to compensate, indemnify or reimburse MGI for any payments, damages, losses, costs or expenses incurred by MGI in connection with this Agreement or termination hereof and that the payments already effected by MGI at the effective date of termination pursuant to Article 7 hereunder shall be retained by HHC.

4.8 MGI shall collaborate with and assist HHC and/or any of HHC's Other Distributors for the purpose of obtaining Registrations outside the Territory and/or, outside the Field in the Territory. Such collaboration and assistance shall include, but not be limited to, doing all such acts as may be required by HHC for the purpose of permitting access and maximum use by HHC and/or HHC's Other Distributors of the documentation and results of the activities described at Article 4.5 hereabove and of development work on the Products carried out by MGI pursuant to Article
       5.3 here below. HHC shall reimburse MGI for reasonable out-of-pocket expenses incurred in providing such collaboration and access.

4.9 Each Party undertakes to give the other Party full, accurate and prompt information in writing with regard to adverse events associated with the use of the Products, whether or not ascertained to be definitely attributable to the Products or the Compound, in strict accordance with the procedures and rules established in the Sixth Appendix attached to this Agreement.

4.10 In the event of a recall, complaint, field alert, product withdrawal relevant to the Products marketed by MGI in the Territory, the Parties shall strictly follow the procedures and rules established in the Seventh Appendix to this Agreement.

4.11 MGI shall permit HHC and/or any authorized representative or consultant of HHC to enter MGI's premises, as well as the premises of MGI's Affiliates and/or distributors in the Territory, during normal business hours and upon at least three (3) business days advance notice, to audit and verify compliance by MGI, its Affiliates and distributors with regulatory and other requirements in force in the Territory, as well as with this Agreement, with respect to all aspects related to Registration and to correct and safe distribution, promotion, marketing and sale of the Products in the Territory or in connection with any recall contemplated by Article 4.10 hereabove.

       Such audit shall include, without limitation, the right to examine any internal procedures or records of MGI, its Affiliates and distributors relating to the Products. MGI shall give and shall cause its Affiliates and distributors to give, all necessary assistance for a full and correct carrying out of the audit by HHC. No such monitor and/or audit by HHC shall relieve MGI, its Affiliates and distributors of any of their obligations under this Agreement in any way whatsoever.

       In the event that any Regulatory Authority or any other competent authority of the Territory carries out or gives notice of its intention to carry out any inspection or audit of MGI, its Affiliates or distributors or otherwise takes any action in relation to the Products, MGI shall immediately notify HHC in full details and shall use commercially reasonable efforts to insure that HHC shall have the right to be present at and to participate in any such inspection or audit.


ARTICLE 5 - POST-REGISTRATION DEVELOPMENT

5.1 HHC shall use commercially reasonable efforts to provide any further clinical and product development that may be requested by any Regulatory Authority in the Territory for the maintenance of the Registration.

5.2 MGI acknowledges that the performance of additional post-approval trials may be needed to market Products more effectively in the Territory.

5.3 MGI shall not undertake nor carry out any trial relevant to the Products without the prior written approval of HHC. MGI shall perform and fund any trials mentioned at article 5.2 hereabove in accordance with a development plan to be agreed upon in advance with HHC. All relevant protocols shall have to be discussed and approved in writing by HHC. Any and all data, information and know-how, whether patentable or not, arising from said trial will be promptly disclosed and is hereby automatically licensed free of charge to HHC on an exclusive basis even as to MGI (provided that MGI shall have the right to use such data, information and know-how solely for the purpose of the distribution, promotion and sale of the Products in the Territory for the Field in accordance with the terms and conditions of this Agreement) and HHC shall have the right to sublicense said data, information and know-how to HHC's Affiliates and to HHC's Other Distributors for use outside the Territory and outside the Field in the Territory. MGI shall not incur any obligation to any third party which may prohibit or impair its ability to disclose and license said data, information and know-how to HHC. In addition, HHC shall use commercially reasonable efforts to put at MGI's disposal for use in the distribution, promotion, marketing and sale of the Products in the Territory for the Field in accordance with the terms and conditions of this Agreement, any post-registration trial carried out by HHC's Other Distributors with regard to the Products.


ARTICLE 6 - TRADEMARK OF PRODUCTS

6.1 The Products shall be distributed, promoted, marketed and sold by MGI in the Territory exclusively under the Trademark.

6.2 MGI shall use the Trademark exclusively in connection with and for the purpose of the distribution, promotion, marketing and sale of the Products for the Field in the Territory. MGI acknowledges that it shall be entitled to no rights whatsoever in the Trademark except as is specifically granted pursuant to this Agreement and then only to the extent of the express grant.

6.3 HHC shall register MGI, and MGI shall assist HHC in having MGI registered, as a licensee in the Trademark Register of the Territory as necessary and useful, in particular regarding the recordation as "Registered User" where corresponding legal provisions exist. Such registration shall be cancelled after expiration or termination of this Agreement for any reason upon the request of HHC.

6.4 HHC's trade name and logo shall appear on all Products packaging, labels and inserts and other materials which MGI uses for the distribution, promotion, marketing and sale of the Products in such form and manner as shall be approved by HHC in writing in compliance with all requirements of applicable Regulatory Authorities.

6.5 MGI shall make no use of the Trademark except in the form and with the graphics authorized in advance by HHC. MGI shall for each use feature a prominent notice and acknowledgement of the registered Trademark ownership and license by HHC in conjunction with all usage of the Trademark. HHC shall have the right to review and approve all intended uses of the Trademark in any packaging, inserts, labels, promotional or other materials relating to the Products prior to actual use thereof.

6.6 MGI will not alter, obscure, remove, conceal or otherwise interfere with any markings, names, labels or other indications of the source of origin of the Products which may be placed by HHC on the Products.

6.7 MGI will not use nor apply for registration of any trademark, trade-name or logo in connection with the Products, nor shall it use or apply for registration of any trademark, logo or design which includes the Trademark, alone or in combination, in or outside the Territory, without the prior written authorization of HHC, which authorization HHC may withhold in its sole and absolute discretion.

6.8 Nothing contained in this Agreement shall be construed as giving MGI a right to use the Trademark or portions thereof or any word confusingly similar to the Trademark or the name "Helsinn" as MGI's corporate name or any part thereof. Throughout the term of this Agreement and thereafter, MGI shall not use nor apply for registration of, any mark, logo or design, in or outside the Territory, which is, or is likely to be, confusingly similar to, or could cause deception or mistake with respect to, the Trademark or to the name "Helsinn" on any pharmaceutical or chemical or healthcare product or service.

6.9 Nothing contained in this Agreement shall be construed as giving MGI the right to use the Trademark outside the Territory or for any other product than the Products and HHC may use, or license others to use, the Trademark in all jurisdictions outside the Territory.

6.10 The Trademark shall always be used together with the sign "R" or the sign "TM" or such other customary symbol or legend which identifies correctly the status of the Trademark.

6.11 MGI recognizes the exclusive rights of HHC regarding the Trademark and acknowledges that it shall not acquire any rights in respect of the Trademark of HHC in relation to the

       Products or of the goodwill associated therewith and that all such rights and goodwill are, and shall at all times remain, vested in HHC.

6.12 HHC shall keep in force the Trademark by paying the necessary fees throughout the term of this Agreement and by using all reasonable efforts to defend any action or proceeding for cancellation of the Trademark, bearing the whole cost thereof and MGI shall render any reasonable assistance in this respect.

6.13 MGI shall promptly notify HHC of any threatened or presumed significant counterfeits, copies, imitations, simulations of, or infringement upon, the Trademark or the name "Helsinn" or of any other act of unfair competition which comes to its attention. HHC will decide on the steps to be taken after having discussed the case with MGI and MGI shall give its full co-operation therefor at HHC's expense. Should it occur that HHC for any reason decides not to defend the Trademark, then MGI shall have the right to take appropriate action for defending the Trademark in its own name with the consent of HHC. In such case, MGI shall bear all the costs and shall be entitled to retain any compensation paid by third persons in this respect.

6.14 MGI acknowledges that HHC has no adequate remedy under this Agreement or at law in the event that MGI were to use the Trademark in a manner not authorized by this Agreement and that HHC would, in such circumstances, be entitled to specific performance, injunctive or other equitable relief, including interlocutory and preliminary injunctive relief.

6.15 MGI shall be entitled to mark the Products packaging, labels and inserts with the MGI name and logo, in a manner reasonably acceptable to HHC.


ARTICLE 7 - COMPENSATIONS BY MGI

7.1 As consideration for the right granted and information disclosed under this Agreement, in addition to the amount of USD5,000,000 (United States Dollars five million) which has been paid by MGI to HHC in accordance with the Letter of Intent mentioned at recital (d) here above, MGI shall pay to HHC, upon occurrence of the following events, the following milestone payments, which shall not be refundable nor creditable towards future royalties:

       7.1.1 At signature of this Agreement, MGI shall pay to HHC USD6,000,000 (United States Dollars six million), of which up to 50% may, at MGI's option, be paid in freely tradable shares of MGI common stock as better specified at Article 7.2 hereunder;

       7.1.2 Six months after execution of this Agreement, MGI shall pay to HHC USD ***;

       7.1.3  At Type B pre-NDA meeting with the FDA, MGI shall pay to HHC USD
              ***;

       7.1.4 At NDA filing in the United States of America, MGI shall pay to HHC USD *** of which up to 50% may, at MGI's option, be paid in freely tradable shares of MGI common stock as better specified at
              Article 7.2 hereunder;

       7.1.5 At NDA approval in the United States of America, MGI shall pay to HHC USD ***.

       The above milestone payments shall be paid by MGI to HHC by wire transfer of immediately available funds to an account designated in writing by HHC; provided that the payments described at Articles 7.1.2 and 7.1.3 shall be paid pursuant to the terms of an Escrow Agreement among the Parties and U.S. Bank Trust Association in the form attached as Appendix 8 hereto, dated as of the Effective Date hereof. The milestone payments described at Articles 7.1.1, 7.1.2, 7.1.3, 7.1.4 and 7.1.5 shall be paid within 15 (fifteen) days of occurrence of the relevant event. Failure to pay any of the milestones on a timely basis shall entitle HHC to terminate this Agreement if MGI fails to cure such breach within a 15 (fifteen) days notice period.

7.2 MGI agrees to promptly inform HHC in writing as soon as it elects to effect part of the milestone payments under Articles 7.1.1 and 7.1.4 hereabove in freely tradable shares of MGI common stock. In this case, MGI shall issue to HHC such number of freely tradable shares of MGI common stock calculated by dividing the amount to be paid in MGI common stock by the average of the closing prices for such MGI common stock (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the *** trading days before the date of payment of the related milestone payment (the "Original Price"). MGI shall deliver the certificate representing such shares to HHC by overnight courier within five (5) business days after such date of payment. Such shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of any and all liens, claims or other encumbrances. Notwithstanding anything contained herein to the contrary, MGI shall not be entitled to elect to satisfy its payment obligation under Articles 7.1.1 or 7.1.4, as the case may be, in freely tradable shares of MGI common stock, if, at the time that the payment becomes due pursuant to Article 7.1.1 or Article 7.1.4 above, as the case may be, the


------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       common stock of MGI is not listed on The NASDAQ National Market System ("NASDAQ/NMS") in accordance with the NASDAQ/NMS requirements set for Continued Listing - Standard 2. HHC acknowledges that any shares received from MGI in payment of its milestone payment obligations under Articles
       7.1.1 or 7.1.4 of this Agreement will be "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act of 1933, and that such shares will not be transferable in the U.S. markets unless and until such shares are either registered under the U.S. Securities Act of 1933 or an exemption from such registration requirement is available. MGI agrees that, unless a registration statement enabling such shares to be freely tradable by HHC upon receipt has been filed by MGI and declared effective by the U.S. Securities and Exchange Commission and HHC has received reasonable assurances that MGI will maintain the effectiveness of such registration statement until HHC fully liquidates such shares in accordance with the restrictions contained in the last sentence of this
       Article 7.2, in each case prior to the date of delivery of such shares, then MGI shall not be entitled to elect to make part of the milestone payment under Articles 7.1.1 or 7.1.4 in shares of MGI common stock. MGI and HHC hereby acknowledge that, in connection with any such registration of shares of MGI common stock, MGI and HHC will use their reasonable best efforts to negotiate in good faith a registration rights agreement for such registration on terms reasonable and customary for such agreements. ***. Notwithstanding the filing and effectiveness of such registration statement, HHC agrees that, in connection with any sale of such MGI shares on the NASDAQ/NMS (or on any securities exchange or other public trading market on which MGI common stock is then traded), the number of shares of MGI common stock sold by HHC on any day will not exceed 10% (ten percent) of the average daily trading volume of MGI common stock in that market for the five trading day period ending two trading days prior to the date of such sale; provided, however, that (i) any shares sold by HHC in one or more block sales of at least 20,000 shares each which are effected through a market maker for MGI common stock shall not be counted for purposes of the foregoing volume




------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       limitations, and (ii) such volume limitations shall however not apply to the extent that they require HHC a period longer than 90 (ninety) days from the first sale of MGI's shares by HHC to sell MGI's shares.

7.3 In addition to the above milestone payments, MGI shall pay running royalties as follows:

       7.3.1 in consideration of the license granted hereunder on the Know-how, MGI shall pay to HHC or HHC's nominee a royalty of *** on all Net Sales throughout the term of this Agreement. It is expressly agreed that in case the Know-how becomes publicly known other than by action of HHC, the above royalty shall continue to be payable throughout the term of this Agreement, without prejudice to the payment to HHC of additional damages in case the Know-how becomes publicly known by the action of MGI.

       7.3.2 In consideration of the license granted hereunder on the Patents, MGI shall pay to HHC or HHC's nominee a royalty of *** on all Net Sales until expiration of all said Patents, on a country-by-country basis.

       7.3.3 In consideration of the license granted hereunder on the Trademark, MGI shall pay to HHC a royalty of *** on all Net Sales throughout the term of this Agreement.

       7.3.4 Royalties due by MGI pursuant to this Article shall accrue in United States Dollars (with regard to sales in the United States of America) and in Canadian Dollars (with regard to sales in Canada) and payments shall be made by wire transfer of immediately available funds to an account designated in writing by HHC in United States Dollars (or in Canadian Dollars, as applicable) within 30 (thirty) days after the end of each Accounting Period, in respect of the Net Sales achieved in that Accounting Period. Without prejudice to HHC's right to be paid in accordance with the provisions hereof as well as to any other remedy which may be available to HHC in accordance with this Agreement and/or applicable law, late payments shall bear interests at the prime rate applicable in Switzerland as of the date such payment was originally due.

       7.3.5 For the purpose of computing the volume of the Net Sales, the Products shall be deemed to have been sold by MGI or its Affiliates as mentioned at Article 2.8 hereabove on the date of invoicing or on the date of delivering, whichever is first to


------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

              occur, the same to the customer by MGI or its Affiliates, and no deduction shall be made for bad or doubtful debts arising in connection therewith.

       7.3.6  ***

       7.3.7 MGI will add Value Added Tax (VAT) if any, as and where provided by law, to all the royalty accounts rendered and pay such VAT directly to the competent authorities under its own responsibility, or, where so provided by law, mark the royalty accounts with the notice: "VAT zero rated", stating the title of the exemption or exclusion.

       7.3.8 If any official authorization shall be required to enable MGI to effect any payments of compensations due and payable hereunder, MGI shall use its best efforts to secure such authorization within the times stipulated in this Article, and in the event that by reason of such authorization not having been granted the payment is delayed beyond the times so stipulated, MGI shall so advise HHC and shall effect payment by any other lawful means indicated by HHC; failing such indications, MGI shall effect payment within 15 (fifteen) days of such authorization being granted.

7.4 All payments to be made pursuant to this Agreement represent actual amounts that HHC is entitled to receive and shall not be subject to any deduction for any reason whatsoever. In the event that such payments become subject to duties, taxes or charges of whatever kind or nature (excluding taxes on HHC's income), such payments shall be increased to such an extent as to allow HHC to receive the net amounts due under this Agreement.

7.5 MGI shall in no case be entitled to off set or otherwise withhold any payment due to HHC hereunder in view of possible, justified or unjustified, claims against HHC.

7.6 If there exists a tax treaty to avoid double taxation between Switzerland and the Territory which reduces the standard rate of withholding tax, MGI shall assist HHC in obtaining the






------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       necessary exemption of the withholding tax according to such treaty. Upon submission by HHC of adequate exemption forms or equivalent, if required, MGI shall deduct only such reduced withholding tax from its payments to HHC and shall submit to HHC the corresponding receipts so that HHC may collect these amounts from its own tax authorities as a tax credit.


ARTICLE 8 - MARKETING AND SALE OF PRODUCTS

8.1 MGI hereby undertakes that it will launch the Products in the Field onto the whole market of each country of the Territory as soon as possible and in any case no later than *** from respective Registration and availability of the necessary commercial supply, and that it shall promptly communicate in writing the relevant launching dates to HHC.

8.2 MGI shall be entitled to resell the Products to its customers in the Territory at such prices as it may determine subject to all applicable laws of the Territory. MGI shall keep HHC fully and timely informed on the price of the Products in the Territory and shall promptly notify any change thereof.

8.3 MGI hereby undertakes and warrants that it shall distribute, promote, market and sell the Products throughout the Territory under its corporate name and responsibility and at its own expense. MGI also undertakes and warrants that distribution, promotion, marketing and sale of the Products in the Territory shall fully comply with all laws, regulations and requirements at any time being in force in the Territory and shall be fully consistent with the conditions and requirements of the Registration.

8.4 Marketing, advertising and promotional materials concerning the Products and training manuals for MGI's medical representatives shall be developed and prepared by MGI at its own expense and in coordination with HHC, which shall render reasonable assistance in this respect. HHC shall have the right to review and approve the final draft of any said material in advance of print thereof, for the purpose of ensuring compliance of said materials with the international profile and marketing strategy of the Product and the Compound, provided that approval by HHC shall be deemed to have been given if HHC does not otherwise respond within ten working days in Switzerland of receipt of such materials.

8.5 MGI shall promote and distribute the Products in accordance with the Product profile and positioning reviewed with HHC and shall regularly supply HHC not later than September


------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       30 in each year throughout the term of this Agreement with its marketing and promotion plans which shall be discussed in good faith with HHC and shall have to be approved in writing by HHC, which approval shall not be unreasonably withheld or delayed. A marketing strategy for the Products shall be developed and prepared by MGI consistent with the Registration and with the international profile of the Products as established by HHC. MGI shall keep HHC informed on all its promotional and marketing activities in the Territory regarding the Products and periodic meetings shall be organized between the Parties in order to discuss any and all aspects relevant to the promotion and marketing of the Products in the Territory.

8.6 MGI shall promptly supply HHC free of charge with original copies, in accordance with HHC's reasonable requests, of all marketing, advertising and promotional materials relevant to the Products and of the training manuals for its medical representatives and subject to Article 14.5, HHC shall be free to use, directly or indirectly, any such material for its business inside the Field outside the Territory. In no event shall HHC have the right to use such material in the Territory whether inside or outside the Field.

8.7 MGI undertakes to fully develop and pursue the market for the Product in the Field throughout the Territory. Throughout the term of this Agreement, MGI shall, at its own expense, maintain an active sales organization for marketing and selling the Products in the Field throughout the Territory, maintain an adequate and representative stock of the Products to meet market demand in the Territory and undertakes to effectively distribute, advertise, market, sell and promote the sale and use of the Products in the Field throughout the Territory. ***.







------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

8.8 MGI shall, within September 30th in each year throughout the term of this Agreement, provide HHC with an annual sales forecast in units for each of the Products. It is also agreed that MGI shall develop and supply HHC with sales forecast for 3 (three) years, starting from the date of Registration and revised annually.

8.9 MGI shall make clear in all dealings with its customers and prospective customers that it is acting as licensee and distributor of the Products and not as agent of HHC.

8.10 The final package of the Products, as well as any change thereof, shall be discussed in good faith and mutually agreed by the Parties and shall comply with all requirements of applicable Regulatory Authorities.

8.11 All packaging, insert sheets, labels, advertising and other materials relevant to the Products shall bear the notice "Distributed under license from Helsinn Healthcare SA, Switzerland", in such form and manner as HHC may deem appropriate subject to any applicable regulatory requirements in the Territory.


ARTICLE 9 - RECORDS AND REPORTS

9.1 MGI shall submit to HHC together with each royalty payment a written royalty statement signed by a responsible officer of MGI which shall show the units of Products sold or otherwise disposed of by MGI, the unit price, the gross sales and the Net Sales of each of the Products, its stock of Products, the quantity of distributed free medical samples, a detailed listing and appropriate evidence and rationale of any and all discounts granted for each client, wholesaler and/or distributor and any other relevant information in sufficient detail to permit to HHC to determine and verify the royalties due to HHC. Throughout the term of this Agreement and for a period of at least 3 (three) years thereafter, MGI shall keep complete and accurate books, records and accounts in accordance with sound accounting practice covering all its operations hereunder as necessary to determine and verify the units of Products sold or otherwise disposed of by MGI, the gross sales and the Net Sales and the amount of royalties due to HHC. HHC shall have the right, at any time throughout the term of this Agreement and for a period of three years thereafter, during normal business hours and upon at least three (3) business days advance notice, to have such books, records and accounts inspected and audited by its duly authorized representatives or, at HHC's discretion, by an independent certified public accountant to be nominated by HHC and reasonably acceptable to MGI. MGI shall fully co-operate with HHC, its authorized representatives or independent certified public accountant and make available all work papers and other information reasonably requested in connection herewith. In the event the inspection or audit reveals that MGI's reports are not in accordance with actual sales and that an underpayment has occurred, MGI shall immediately pay to HHC any underpaid royalties within 10 (ten) days of the date HHC delivers to MGI the relevant inspection or audit report. In case of an underpayment of at least five percent (5%) of the amounts owing during the audited period, MGI shall also bear all the costs of the inspection or audit and any overdue amounts hereunder shall bear interest at the prime rate applicable in Switzerland as of the date such payment was originally due.

9.2 Within 10 (ten) working days in the United States of America from the end of each month throughout the term of this Agreement, MGI shall supply HHC with a written report showing the units of Products sold and the units of free medical samples distributed during such month in the Territory.

9.3 MGI shall promptly provide HHC with written reports of any importation or sale of any pharmaceutical preparation containing the Compound in the Territory of which MGI has knowledge from any source other than HHC, as well as with any other information which HHC may reasonably request in order to be updated on the market conditions in the Territory.


ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

10.1   HHC hereby represents and warrants to MGI as follows:

       10.1.1 HHC has been duly organized and is validly existing as a corporation in good standing under the laws of Switzerland. HHC has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

       10.1.2 The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by HHC have been duly and validly authorized by all requisite corporate actions. This Agreement constitutes a legal, valid and binding agreement of HHC enforceable against HHC in accordance with its terms.

       10.1.3 The execution, delivery and performance by HHC of this Agreement requires no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority.

       10.1.4 The execution, delivery and performance by HHC of the contemplated transactions do not and will not (A) contravene or conflict with the charter or bylaws of HHC, as applicable, (B) contravene or conflict with or constitute a violation of any provisions of any applicable law binding upon HHC, or (C) constitute a default in any material respect under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which HHC is entitled.

       10.1.5 There is no action, suit, investigation or proceeding pending against, or to the knowledge of HHC, threatened against or affecting, HHC before any court, arbitrator or any governmental authority, including but not limited to Regulatory Authorities, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the contemplated transactions, and, to the knowledge of HHC, there is no reasonably valid basis for any such action, suit investigation or proceeding to be brought.

       10.1.6 The persons executing this Agreement on behalf of HHC are duly authorized to do so and by so doing have bound HHC to the terms and conditions of this Agreement.

       10.1.7 HHC has received no notice from any of third party licensors that it is in material breach of any of its obligations under the Syntex Agreement, and it is not aware of any material breach of the Syntex Agreement. The Syntex Agreement constitutes a legal, valid and binding agreement of HHC, enforceable against HHC in accordance with its terms.

       10.1.8 HHC has licensed sufficient rights to the Patents and Know-how under the Syntex Agreement and, other than the grant of license to third party manufacturers, HHC has not assigned and/or granted licenses to the Patents or Know-how in the Territory for the Field, or entered into any inconsistent prior obligations, to any other person or entity that would restrict or impair the rights granted hereunder to MGI.

       10.1.9 To the actual knowledge of HHC, (i) as of the Effective Date hereof the Patents are valid and in full force and (ii) as of the Effective Date hereof it is not aware of any existing or pending patents of third parties which would be infringed by the marketing and sale of the Products in the Field in the Territory in accordance with all terms and conditions of this Agreement.

       10.1.10 None of the materials provided to MGI pursuant to its due diligence requests contained any untrue statement of material fact.

10.2   MGI hereby represents and warrants to HHC that:

       10.2.1 MGI is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted in connection with the transactions contemplated by this Agreement (the "Contemplated Transactions"). MGI is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business except where the failure to so qualify would not have a material adverse effect on MGI.

       10.2.2 The execution, delivery and performance by MGI of this Agreement and the consummation by MGI of the Contemplated Transactions are within the corporate powers of MGI, and have been duly authorized by all necessary corporate action on the part of MGI. Each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding agreement of MGI, enforceable against MGI in accordance with its terms.

       10.2.3 The execution, delivery and performance by MGI of this Agreement requires no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority, other than filings with the SEC in fulfillment of MGI's disclosure obligations under U.S. securities laws.

       10.2.4 The execution, delivery and performance by MGI of the Contemplated Transactions do not and will not (A) contravene or conflict with the charter or bylaws of MGI, as applicable, (B) contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon MGI, or (C) constitute a default in any material respect under or give rise to any right of termination, cancellation or acceleration of, any agreement or instrument to which MGI is a party, or to a loss of any material benefit to which MGI is entitled.

       10.2.5 There is no action, suit, investigation or proceeding pending against, or to the knowledge of MGI, threatened against or affecting, MGI before any court, arbitrator or any governmental authority, including but not limited to Regulatory Authorities, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions, and, to the knowledge of MGI, there is no reasonably valid basis for any such action, suit investigation or proceeding to be brought.

       10.2.6 As of February 28, 2001, the authorized capital stock of MGI consists of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of February 28, 2001, (i) 16,538,545 shares of MGI's common stock are issued and outstanding, (ii) no shares of MGI's common stock are issued and held in the treasury of MGI and (iii) 4,075,749 shares of MGI's common stock are reserved for issuance upon exercise of options, warrants, convertible securities or any other right to acquire shares of common stock. There are no shares of preferred stock outstanding or reserved for issuance upon exercise or conversion of options. The common stock to be issued to HHC in accordance with the terms of this Agreement, if, any, will be, when so issued, duly authorized, validly issued and outstanding and fully paid and non-assessable. Such shares of common stock shall be freely tradable by HHC and shall not be subject to any preemptive rights.

       10.2.7 MGI has heretofore delivered to HHC MGI's Form 10-K for the year ended December 31, 2000 ("10-K") and each and every report filed with the United States Securities and Exchange Commission ("SEC") since the date thereof. As of its date, except for any information corrected or superseded by subsequent filings with the SEC, such reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of MGI and its subsidiaries, and the notes thereto included in the 10-K have been prepared in accordance with GAAP and present fairly the consolidated financial position of MGI and its subsidiaries as of the date thereof and the results of their consolidated operations and changes in consolidated financial position for the periods then ended. The unaudited consolidated financial statements included in MGI's 2000 quarterly reports filed on Form 10-Q ("10-Q") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements are fairly presented in conformity with generally accepted accounting principles (except as permitted by Form 10-Q) applied on a basis substantially consistent with that of the audited financial statements included in the 10-K, subject to normal year-end adjustments. Except as and to the extent reflected or reserved against in the balance sheet included in the 10-K or 10-Qs, in the notes thereto or as covered by valid and collectible insurance or other collectible claim for reimbursement, except as set forth in a Schedule referred to in this Agreement or in a press release issued by MGI since the filing of the most recent 10-Q, there has been no material adverse change in the business, properties or financial condition of MGI and its subsidiaries taken as a whole.

       10.2.8 The persons executing this Agreement on behalf of MGI are duly authorized to do so and by so doing have bound MGI to the terms and conditions of this Agreement.

       10.2.9 MGI understands and acknowledges that, as of the Effective Date hereof, there is no assurance that there is or will be a market for the Products, and MGI expressly assumes the risk that the Products will be commercially marketable. HHC shall have no liability to MGI of any kind, nor shall MGI be entitled to a return or a refund of any portion of the payments specified at
              Article 7 hereof if, for any reason, the Registration is not granted in any part or the whole of the Territory or a commercial market does not develop for the Product.

       10.2.10 MGI has been given full and complete access to such information and records of HHC as it deemed appropriate to conduct due diligence and such due diligence has been performed to the full satisfaction of MGI.


ARTICLE 11 - LIABILITIES, INDEMNITIES AND INSURANCE

11.1 MGI shall be fully liable for and shall defend, indemnify and hold HHC and its Affiliates, officers, directors and employees wholly free and harmless from and against any and all liabilities, damages, losses, costs, taxes, expenses (including reasonable attorneys' fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgements or administrative and judicial orders arising out of or resulting from any claim, suit or proceeding to the extent arising out of or resulting from (a) the use of the Know-how, the Trademark and the Patent in the Territory by MGI (except to the extent provided in Article 11.2 below); (b) any failure by MGI, its local distributors or Affiliates to comply with any applicable laws, regulations and/or administrative decision regarding the Registration and/or the Products;
       (c) the performance by MGI of its obligations as HHC's FDA Agent and/or the management and performance by MGI of the post-Registration activities connected with the NDA for the Products, as described at Article 4.5 above; (d) the performance by MGI or its agents of the development work relevant to the Products as described at Article 5.3 above; (e) any defect in the results of the development work carried out by or on behalf of MGI as provided at
       Article 5.3 above; (f) the storage, distribution, sampling, record-keeping, analysis, transfer or sale of the Products by MGI or its agents; (g) the promotion, advertising and marketing of the Products by MGI or its Affiliates; (h) misuse of the Know-how received hereunder by MGI or its agents; (i) failure of any Products supplied hereunder to comply with the applicable approved specifications in the event that such non compliance (1) could have been detected by MGI carrying out visual inspection on the supplied Products with ordinary diligence or (2) results from any Products which has been altered, changed, packed or re-packed, processed or otherwise treated other than in strict accordance with HHC's instructions and specifications; or (j) any negligent or wrongful act or omission and/or any breach by MGI or by any of its local distributors and/or Affiliates of any of MGI's obligations, representations and/or warranties hereunder.

11.2 HHC shall be liable for and shall defend, indemnify and hold MGI and its Affiliates, officers, directors and employees free and harmless from and against any and all liabilities, damages, losses, costs, expenses (including reasonable attorneys' fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgements or administrative and judicial orders, but in no event in excess of the sums already paid by MGI under Article 7 hereabove, arising out of or in any way resulting from any claim, suit or proceeding to the extent arising out of or resulting from (a) a claim that the use of the Know-how and the Patent infringes any intellectual property right of any third party (but only to the extent HHC is covered by Syntex in this regard pursuant to the applicable provisions of the Syntex Agreement); (b) any failure by HHC or its Affiliates to comply with any applicable laws, regulations and/or administrative decision regarding the Registration and/or the Products; (c) the performance by HHC or its agents of any development activities relating to the Products, as described at Article 4.2 above;
       (d) any defect in the results of the development work carried out by or on behalf of HHC as provided at Article 4.2 above; (e) the storage, distribution, sampling, record-keeping, analysis, transfer or sale of the Products by HHC or its agents; (f) the promotion, advertising and marketing of the Products by HHC or its Affiliates; (g) misuse of the Know-how by HHC or its Affiliates; or (h) any negligent or wrongful act or omission and/or breach by HHC or its Affiliates of any of its obligations and/or warranties hereunder.

11.3 Being understood that each of the Parties hereto shall take all reasonable steps to avoid or mitigate any loss, damage or liability which might give rise to a claim under this Agreement, a Party seeking indemnification pursuant to this Article 11 (an "Indemnified Party") shall give prompt and full written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding in respect of which indemnity is or may be sought hereunder, provided however that no failure to give such notice or co-operation shall relieve the Indemnifying Party of any liability and/or obligation hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party shall have the sole right to control the defense and settlement thereof. The Indemnified Party will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request and will co-operate with the Indemnifying Party in the defense of said claim, suit or proceeding as the Indemnifying Party may reasonably request. The Indemnified Party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or proceeding without the prior written consent of the Indemnifying Party.

       In addition, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any third party, and such Indemnified Party hereby assigns to the Indemnifying Party all claims, causes of action and other rights which the Indemnified Party may then have against any third party, including Affiliates and, in the case of HHC, against any contract manufacturer of the Products, with respect to the claim, suit or proceeding which is the subject of the claim for indemnification hereunder. Conversely, and without in any way limiting the obligation of either Party to indemnify the other Party as herein provided, to the extent that either Party shall fail to perform its indemnification obligations under this Article 11, such Party owing a duty of indemnification hereby assigns to the other Party all claims, cause of action and other rights which the Party owing such duty may then have against any third party, including Affiliates and, in the case of HHC, against any contract manufacturer of the Products, with respect to the claim, suit or proceeding.

       It is understood and agreed that the operation and application of this
       Article 11.3 are however subject to any right of Syntex (U.S.A.) Inc. under articles 8.3, 8.4 and 8.5 of the Syntex Agreement, which are hereby acknowledged and accepted by MGI.

11.4 MGI shall be solely responsible towards its customers for handling all matters concerning the Products subject to cooperation with HHC on any recall or other regulatory matters that may be injurious to HHC. MGI shall be responsible for any expired Products, whether stored by MGI and/or its local distributors or returned by wholesalers, pharmacists, doctors, hospitals to whom said Products have been sold. MGI shall indemnify, defend and hold HHC and its Affiliates, directors, officers and employees wholly free and harmless from and against any and all liabilities, damages, losses, costs, expenses (including reasonable attorneys' fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgements or administrative and judicial orders arising therefrom; except with respect to any recall or other regulatory action arising from any breach by HHC or its Affiliates of any warranty, representation or other material obligation contained in this Agreement or the negligence or willful misconduct of HHC or its Affiliates.

11.5 Each Party shall indemnify and hold the other Party wholly harmless from and against any and all liabilities, damages, losses, costs, expenses (including reasonable attorneys' fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgements or administrative and judicial orders arising out of any behavior contrary or in excess to the provisions of Article 18.1 hereunder.

11.6 THE SOLE REPRESENTATIONS AND WARRANTIES THAT HHC MAKES WITH RESPECT TO THE MATTER CONTEMPLATED BY THIS AGREEMENT ARE EXPRESSLY SET FORTH IN
       ARTICLE 10.1. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HHC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, OF MARKETABILITY, CAPACITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE KNOW-HOW, THE PATENTS AND/OR THE PRODUCTS. NO ORAL OR WRITTEN REPRESENTATION BY OR ON BEHALF OF HHC SHALL BE INTERPRETED TO CONTAIN ANY SUCH WARRANTY. NEITHER MGI NOR ANY OF ITS EMPLOYEES OR REPRESENTATIVES IS AUTHORISED TO GIVE ANY WARRANTIES OR MAKE ANY REPRESENTATION ON BEHALF OF HHC.

11.7 THE SOLE REPRESENTATIONS AND WARRANTIES THAT MGI MAKES WITH RESPECT TO THE MATTER CONTEMPLATED BY THIS AGREEMENT ARE EXPRESSLY SET FORTH IN
       ARTICLE 10.2 AND MGI HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. NO ORAL OR WRITTEN REPRESENTATION BY OR ON BEHALF OF MGI SHALL BE INTERPRETED TO CONTAIN ANY SUCH WARRANTY. NEITHER HHC NOR ANY OF ITS EMPLOYEES OR REPRESENTATIVES IS AUTHORISED TO GIVE ANY WARRANTIES OR MAKE ANY REPRESENTATION ON BEHALF OF MGI.

11.8 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER OF THE PARTIES SHALL BE LIABLE TOWARDS THE OTHER FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR

       REVENUES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR NOT. THIS CLAUSE WILL HOWEVER NOT BE APPLICABLE IN CASE OF BREACH BY MGI OF THE LIMITATIONS OF GRANTS AND THE NON-COMPETITION OBLIGATIONS STATED AT
       ARTICLE 2 AND BREACH BY EITHER PARTY OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS STATED AT ARTICLE 14 OF THIS AGREEMENT.

11.9 Each Party agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies in connection with its activities as contemplated herein. In particular, MGI at its own cost shall cause HHC and their respective employees, officers, directors and contractors to be added as additional named insured throughout the term of this Agreement on all policies of general commercial liability insurance and product liability insurance covering MGI, which coverage shall, when MGI either initiates clinical trials on the Products or begins marketing or distributing the Products for commercial sale or for promotional purposes, have limits of liability which are commercially reasonable in the Territory but shall be not less than *** per loss occurrence. Within 5 (five) days of the Effective Date and of each beginning of each policy period, MGI shall provide HHC with a certificate evidencing the coverage required hereby and the amount thereof. Such coverage shall be with a reputable insurance company having at least an A.M. Best "A" rating and shall have to be maintained for not less than 6 (six) years following expiration or termination of this Agreement for any reason or if such coverage is of the "claims made" type, for ten years following expiration or termination of this Agreement for any reason.


ARTICLE 12 - THE PATENTS

12.1 MGI agrees that any Products distributed, promoted, marketed and sold by it will be marked with a notice of patent rights as necessary or desirable under applicable law to enable the Patent to be enforced to the maximum degree.

12.2 MGI shall cooperate with HHC as may be reasonably requested by HHC and at HHC's expense for the purpose of filing for and obtaining patent extensions and supplementary or complementary protection certificates, if available, of the Patents under the relevant applicable laws of each country of the Territory.

12.3 HHC hereby undertakes that it shall use commercially reasonable efforts to cause Syntex to comply with its obligations under the Syntex Agreement with regard to maintenance,


------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

       defense and enforcement of the Patents in the Territory. In the event that Syntex fails to maintain, defend and enforce such Patents, then HHC shall use commercially reasonable efforts do so, to the fullest extent permissible under the relevant provisions of the Syntex Agreement.

12.4 MGI shall promptly inform HHC in writing upon its becoming aware of any possible third party infringement of the Patents. HHC shall thereafter promptly report the case to Syntex in accordance with the relevant provisions of the Syntex Agreement, for appropriate action by Syntex and/or HHC. MGI shall provide assistance, bearing exclusively its own costs, as may be reasonably requested by HHC.

12.5 MGI shall promptly inform HHC in writing upon its becoming aware of any notice or claim that the distribution, promotion, marketing and sale of the Product in the Territory for the Field in accordance with the terms and conditions of this Agreement infringe any third party's patent rights, or in the event of the commencement of any suit or action for infringement of any such third party's rights. HHC shall therefore promptly report the case to Syntex in accordance with the relevant provisions of the Syntex Agreement, for appropriate action. MGI shall not settle or compromise any such suit or action without the prior written consent of HHC and shall provide assistance, bearing exclusively its own internal costs, as may be reasonably requested by HHC.

12.6 MGI shall fully co-operate with HHC in connection with any action or proceeding relating to the validity of the Patent, including if required being joined as a necessary party to such action or proceeding at HHC's expense.


ARTICLE 13 - THE SYNTEX AGREEMENT

13.1 MGI acknowledges and understands that the rights granted to it by HHC in this Agreement derive from the Syntex Agreement and are subject to the terms thereof, a copy of which with economic terms redacted MGI has reviewed. The Parties hereby acknowledge and agree that in case of any discrepancy or conflict between this Agreement and the Syntex Agreement, this Agreement shall be construed in a manner consistent with the Syntex Agreement, except for those obligations of HHC towards Syntex which do not have a material impact on MGI's obligations hereunder.

13.2 During the term of this Agreement, HHC agrees to comply in all material respects with its obligations under the Syntex Agreement to the extent necessary to preserve its rights in the Territory thereunder, except to the extent that such compliance is dependent upon MGI.

13.3 During the term of this Agreement, MGI agrees to act in compliance with the Syntex Agreement to the extent required by the Syntex Agreement, including without limitation any confidentiality restrictions contained therein.

13.4 MGI acknowledges and agrees that HHC has acquired certain rights in and to the Compound pursuant to the Syntex Agreement and that any and all rights that MGI is acquiring pursuant to this Agreement are subject to, in all cases, the Syntex Agreement. Further, MGI acknowledges that under certain circumstances, Syntex has the right to terminate certain of HHC's rights under the Syntex Agreement. HHC shall promptly provide MGI with a copy of any notice of termination it may receive from Syntex under the Syntex Agreement and the Parties shall thereafter discuss in good faith appropriate steps to cure such termination event.


ARTICLE 14 - CONFIDENTIALITY

14.1 MGI shall treat as strictly confidential, and shall use solely for the purpose of and in accordance with this Agreement, the Know-how, Improvements and/or any information and/or document received hereunder or in connection with the Contemplated Transaction not generally known to the trade, including but not limited to non-public information relating to the Patent as well as the results of the development work performed hereunder (all hereinafter referred to as the "Confidential Information"). MGI shall not make such Confidential Information available to any third Party, including any of its Affiliates, except to competent government agencies to which it will be necessary to disclose such Information, and in this case (a) strictly to the extent requested by said agencies and (b) only upon exercise of its best efforts to cause said agencies to maintain confidentiality thereof.

14.2 Such Confidential Information shall only be made available to such employees of MGI who are directly and necessarily involved in the authorized use of Confidential Information and who are subject to a secrecy obligation by contract, to the extent strictly necessary to perform their duties and obligations hereunder.

14.3 Notwithstanding expiration or termination of this Agreement for any reason, these confidentiality and non-use obligations shall continue until the Confidential Information has become generally known to the public, provided however that nothing contained herein shall in any way restrict or impair the right of MGI to use, disclose or otherwise deal with Information which MGI can demonstrate to HHC by clearly convincing documentation:

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

       14.3.1 is or hereafter becomes part of the public domain through no act or omission of MGI, its employees, Affiliates and/or local distributors, or

       14.3.2 MGI was in lawful possession of prior to receipt of the Confidential Information from HHC, or

       14.3.3 previously was, or at any time hereafter is, received in good faith by MGI from sources other than HHC and which did not originate, directly or indirectly, from Syntex, or

       14.3.4 at the time of disclosure, was known by MGI or an Affiliate or local distributor, or after disclosure was independently developed by MGI, an Affiliate or local distributor without use of the Confidential Information.

14.4 Prior to the publication or presentation of any information or data arising from the activities described at Article 5.3 above, MGI shall submit to HHC a summary of the proposed publication or presentation prior to the submission thereof for publication or presentation. The purposes for such prior submission are: (i) to provide HHC with the opportunity to review and comment on the contents of the proposed publication or presentation, (ii) to identify any Confidential Information to be deleted from the proposed publication or presentation, and (iii) to agree in good faith on the contents and timing of such proposed publication or presentation.

14.5 HHC shall keep strictly confidential, in the same way mutatis mutandis as provided here above for MGI in respect of Confidential Information, any MGI Confidential Information (as defined herein) received from MGI hereunder, except as otherwise specifically provided in this Agreement. As used herein, the term "Confidential Information" shall mean all information disclosed by MGI to HHC, relating to the markets, customers, suppliers, patents or patent applications, inventions, know-how, data or information, products, research and development, procedures, designs, formulas, business plans, financial projections, employees, consultants or any other similar aspects MGI's present or future business, whether such information is disclosed in written, oral, electronic, graphic or other format.


ARTICLE 15 - FORCE MAJEURE

15.1 If the performance of this Agreement is prevented or restricted by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, the Party so affected shall be released for the duration of the force majeure, or such other period agreed between the Parties as being reasonable in all circumstances, from its contractual obligations directly affected by the force majeure, provided that the Party concerned shall:

       15.1.1 give prompt notice in writing to the other Party of the cause of force majeure;

       15.1.2 use commercially reasonable efforts to avoid or remove such cause of non-performance;

       15.1.3 continue the full performance of this Agreement as soon as such cause is removed.

15.2 The Parties shall take all reasonable steps to minimize the effects of force majeure on the performance of this Agreement and shall, if necessary, agree on appropriate measures to be taken. Should the force majeure continue for more than 6 (six) months, then the other Party shall have the right to terminate this Agreement forthwith.

15.3 Notwithstanding anything contained in this Article 15, obligations to pay money accruing prior to the force majeure event are never excused by force majeure.


ARTICLE 16 - TERM

16.1 This Agreement comes into force at the Effective Date hereof. Unless terminated earlier pursuant to the provisions hereof and subject to the validity of the Syntex Agreement, it shall remain in force for a period of 10 (ten) years from the date of launching by MGI of the first of the Products and, unless either of the Parties gives notice of termination to the other Party in writing 6 (six) months before the termination of the initial or of any extension period, it shall be automatically renewed for periods of 3 (three) years.


ARTICLE 17 - TERMINATION

17.1 Each of the Parties reserves the right to terminate this Agreement in case of any substantial or persistent breach of any of the terms and conditions of this Agreement by the other Party, including, without limitation, as provided at Articles 2.12 and 7.3.6 above. The defaulting Party shall be given in writing a 60 (sixty)-day period, except as otherwise specifically provided, to fulfil its obligations hereunder and, if after such period it is still in breach of

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

       the Agreement, the other Party shall have the right to terminate this Agreement by written notice to the defaulting Party. In addition, MGI hereby acknowledges and agrees that HHC shall be entitled to terminate this Agreement by written notice to MGI in case of termination of any agreement between MGI and any third party for the supply of Products to MGI as per Article 2.5 above due to a breach by MGI.

17.2 Either Party shall have the right to terminate this Agreement upon written notice to the other Party, if such Party shall become insolvent or shall make an assignment for the benefit of creditors or become involved in receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings, or in proceedings, voluntary or forced, whereby the Party involved is limited in the free and unrestrained exercise of its own judgement as to the carrying out of the terms of this Agreement. The Parties intend that upon HHC's termination of this Agreement pursuant to this Article 17.2, all rights granted hereunder to MGI shall be terminated and revert to HHC. The Parties acknowledge and agree that all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of
       Article 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code, and that MGI, as a licensee hereunder, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

17.3 In case the ownership or control (as this term is defined at Article 1.2 here above) of MGI or of a legal entity directly or indirectly owning or controlling MGI changes (whether by merger, consolidation, reorganization, take over, change in the ownership of the share capital or otherwise), details of any such change in ownership or control shall be notified in writing by MGI to HHC as soon as possible and in any case no later than 5 (five) days of its occurrence. HHC shall then have the right to terminate this Agreement by giving MGI or the new entity owning or controlling MGI 30 (thirty) days advance notice in writing if (i) the entity owning or controlling MGI has in its portfolio a product competing with the Products (as defined at Article 2.4 here above) and/or (ii) MGI's commitments and investments on the Products in terms of promotion and marketing efforts, sales force activities, sales performance etc. are not maintained by said new entity.

17.4   ***



------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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

17.5 HHC shall have the right to terminate this Agreement by written notice to MGI if MGI fails to launch the Products as provided in Article 8 hereabove, or if MGI or any of its agents, employees, Affiliates or distributors breaches the confidentiality and/or non use obligations provided for in Article 14 hereabove. MGI shall have the right to terminate this Agreement by written notice to HHC if HHC or any of its agents, employees or Affiliates breaches the confidentiality and/or non use obligations provided for in Article 14.5 hereabove.

17.6 Without limiting the generality of the foregoing, termination or expiration of this Agreement for any reason shall not extinguish any existing claims either of the Parties may have for indemnification and shall not preclude either of the Parties from pursuing any claim for indemnification such Party otherwise may have to the extent that the circumstances giving rise to such claim arose prior to, on or after the date of termination or expiration

17.7 Upon expiration or termination of this Agreement for any reason, MGI shall:

       17.7.1 subject to Article 17.7.4 hereunder, promptly cease any use and/or exploitation of the Registration;

       17.7.2 subject to Article 17.7.4 hereunder, promptly cease any use of the Trademark and not hold itself out as a distributor of the Products;

       17.7.3 subject to Article 17.7.4 hereunder, promptly terminate using the Know-how, the Improvements and the results of the development work carried out in accordance with Article 5.3 hereunder and return or deliver all such materials to HHC without retaining copies, notes, summaries or translations thereof;

       17.7.4 promptly terminate distributing, promoting, marketing and selling the Products onto the market, provided that it shall have a three-month period to sell its existing stock of Products, subject to payment of royalties hereunder. Any stock remaining at the expiry of said three months period shall be destroyed by MGI at MGI's expenses, unless otherwise directed by HHC.

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

17.8 Unless otherwise set forth herein, the Parties' remedies under this Agreement are intended to be cumulative and not mutually exclusive.


ARTICLE 18 - MISCELLANEOUS

18.1   Independent contractor status
       The status of HHC and MGI under the business arrangement established by this Agreement is that of independent contractors. MGI shall perform as an independent contractor in relation to both HHC and MGI's customers and, accordingly, MGI shall purchase the Products from HHC or HHC's nominee and resell them to its customers in its own name and for its own account. With the sole exception of the provisions of Article 4.5 here above regarding MGI's role as HHC's FDA Agent, MGI has no authority whatsoever to act as an agent or representative of HHC nor any authority or power to contract in the name of or create any liability against or otherwise bind HHC in any way for any purpose, nor shall HHC have such authority or power to so bind MGI.

18.2   Notices
       All reports, notices and communications given or made pursuant to this Agreement by one Party to the other shall be validly given or made for all purposes, in the absence of acknowledgement of receipt, on the date of mailing if mailed by registered airmail or by international courier to the addressee Party at the following addresses, respectively:

       HELSINN HEALTHCARE SA
       P.O. BOX 357
       6915 Pambio-Noranco
       SWITZERLAND
       For the attention of the Legal Department

       MGI PHARMA INC.
       6300 West Old Shakopee Road
       Suite 110
       Bloomington, MN 55438-2318
       USA
       For the attention of Manager, Legal Affairs with a copy to:

       Dorsey & Whitney LLP
       220 S. 6th Street
       Minneapolis, MN  55402
       Attention:  Timothy S. Hearn

18.3 Binding Effect. Subject to the provisions of articles 2.1, 2.8 and 18.6 herein, this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the Parties.

18.4 Waiver. The failure of a Party to insist upon strict performance of any of the terms and conditions of this Agreement by the other Party shall not constitute a waiver of any of the provisions hereof and no waiver by a Party of any of said terms and conditions shall be deemed to have been made unless expressed in writing and signed by such waiving Party.

18.5   Interpretation.

       18.5.1 The language of this Agreement is English. No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

       18.5.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

       18.5.3 Where appropriate, the terms defined in Article 1 hereabove and denoting a singular number only shall include the plural and vice versa.

       18.5.4 References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

18.6 Assignment. This Agreement and the licenses and other rights conferred upon MGI under this Agreement are personal to MGI and cannot be transferred, sublicensed, assigned or otherwise disposed of (by operation of law or otherwise) by MGI without the prior, written authorization of HHC, which authorization shall not be unreasonably withheld; provided, however, that MGI shall be entitled to assign this Agreement without such consent in connection with a merger, acquisition or sale of substantially all of its assets or to any of its Affiliates, in accordance however with the criteria established at Article 17.3 hereabove.

       HHC shall have the right to assign or transfer, in whole or in part, this Agreement to any of its Affiliates.

18.7 Statements to the Public. Neither HHC nor MGI shall make or procure or permit the making of any announcement or statement to the public with respect to this Agreement, its subject matter or any ancillary matter without the prior consent of the other Party, which consent shall not be unreasonably withheld.

       The wording and the timing of any press release or of any other announcement and/or statement to the public shall have to be agreed upon in advance between the Parties.

       Nothing herein shall prohibit MGI from disclosing information to the extent required by the U.S. Securities and Exchange Commission, Nasdaq or other similar authorities. It is however understood and agreed that (a) the contents of any copy of this Agreement, or of any other agreement between the Parties, which has to be sent to the SEC shall have to be previously agreed upon between the Parties and shall be in redacted form to maintain the confidentiality of proprietary and/or competitivity sensitive information, and (b) MGI shall use its best efforts to obtain authorization by the SEC to keep confidential any information which is deemed to be confidential by the Parties or any of them or which may, in either Party's opinion, put a competitive advantage to third parties.

18.8 Expenses. Unless specifically and expressly provided for to the contrary in this Agreement, each of the Parties shall bear its own expenses incurred in connection with the performance of this Agreement.

18.9 Survival. The following provisions shall survive expiration or termination of this Agreement for any reason: Articles 1 (whole clause), 3.4, 4.2 (last sentence), 4.7 (last sentence), 9.1, 11 (whole clause), 14 (whole clause), 17.6 through 17.8, 18 (whole clause), 20 (whole clause) and 21 (whole clause).


ARTICLE 19 - APPENDICES

19.1   The following Appendices shall be an integral part of this Agreement:

       Appendix 1: List of Know-how Items
       Appendix 2: Patents
       Appendix 3: Products
       Appendix 4: Development Chart

       Appendix 5: HHC's Post-Registration Regulatory Activities
       Appendix 6: Adverse Events Reporting
       Appendix 7: Products Recall Procedure
       Appendix 8: Escrow Agreement
       Appendix 9: MGI's unit sales base forecast - Annual Minimum Sales Appendix 10: Promotion and Marketing Activities


ARTICLE 20 - LAW TO GOVERN AND ARBITRATION

20.1 This Agreement shall be governed by and construed in accordance with the law of Switzerland.

20.2 It is the express decision of the Parties that any dispute which may arise between the Parties concerning this Agreement, which cannot be settled amicably, shall be submitted to arbitration for final decision. Also, any dispute as to the applicability of the arbitration clause shall be subject to arbitration.

       Notwithstanding the above, each Party expressly reserves the right to seek judicial relief from a court of competent jurisdiction if the other Party is or appears to be in violation of such other Party's obligations of non-use and non-disclosure under Article 14 above, including, without limitation, any injunction or other preliminary relief.

20.3 It is expressly agreed that arbitration shall be held in English language in Geneva (Switzerland), and conducted under the Rules of Arbitration of the International Chamber of Commerce. The court of arbitration shall consist of three arbitrators. Each Party is entitled to nominate one arbitrator. If, within one month after receipt of the request for arbitration filed by one Party, the other has not yet appointed an arbitrator, such arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce on request of the first Party. The two arbitrators shall nominate the president of the court of arbitration, who shall be a lawyer qualified to practice and currently practicing as an attorney-at-law or as a judge. If they cannot come to terms within one month, the president of the court of arbitration shall be nominated by the International Court of Arbitration of the International Chamber of Commerce, on request of the more diligent Party.

20.4 If one of the arbitrators is unable to fulfil his/her duties for any reason the Party having nominated him/her shall nominate another arbitrator within one month, otherwise this arbitrator will be nominated by the International Court of Arbitration of the International Chamber of Commerce.

20.5 If the arbitrators or the president have to be replaced, the proceedings do not have to be started anew and will continue at the point where they were stopped.

20.6 The court of arbitration is hereby expressly instructed to act with most diligence and to keep any term as short as possible and to render the decision as soon as possible.

20.7 The Parties hereby stipulate that any arbitration hereunder shall be subject to the following rules: (a) the arbitrators may not award or assess punitive damages against either Party; and (b) each Party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing Party.

20.8 The Parties agree that the arbitrator's award shall be the sole and exclusive remedy between them regarding any claims, counter-claims, issues or accountings presented or pled to the arbitrator and that any costs, fees or taxes incident to enforcing the award shall be, to the maximum extent permitted by law, charged against the Party resisting such enforcement.

20.9 Notwithstanding the foregoing, any Party may bring a case of action against the other Party before any court of competent jurisdiction at the domicile of the defendant Party, if and to extent that any arbitral award rendered in the arbitration proceedings is unenforceable.

20.10 Subject to the provisions of Article 20.9, in the event that an award is rendered pursuant to this Article 20 by an arbitrator in favor of HHC, the Parties acknowledge and agree that such award shall be enforceable by HHC, and MGI hereby consents to the exclusive jurisdiction for purposes of enforcement of any such award against MGI to the United States District Court for the District of Delaware, or, if jurisdiction or venue cannot be laid therein, the jurisdiction of any courts in the State of Delaware. Each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) for the purposes set forth above.


ARTICLE 21 - ENTIRETY OF AGREEMENT AND SEVERABILITY

21.1 This Agreement supersedes all prior agreements and understandings, whether oral or written, made by either Party or between the Parties and constitutes the entire agreement of the Parties with regard to the subject matter hereof. This Agreement shall not be considered extended, cancelled or amended in any respect unless done so in writing and signed on behalf of the Parties hereto.

21.2 The Parties hereby expressly state that it is the intention of neither Party to violate any rule, law and regulations. If any provision of this Agreement is rendered invalid or unenforceable, the Parties agree to renegotiate such provision in good faith and to replace it with valid and enforceable provisions in such a way as to reflect as nearly as possible the intent and purpose of the original provision.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers.


For and on behalf of                   For and on behalf of
HELSINN HEALTHCARE SA                  MGI PHARMA, INC.



  /s/  Riccardo Braglia                  /s/  Charles N. Blitzer
-------------------------------        -----------------------------------
Riccardo Braglia                       Charles N. Blitzer
Managing Director                      President and Chief Executive
                                                Officer



  /s/  Enrico Braglia                    /s/  Leon O. Moulder, Jr.
-------------------------------        -----------------------------------
Enrico Braglia                         Leon O. Moulder, Jr.
Managing Director                      Executive Vice President